EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Transportation Components, Inc. 1998 Long-Term Incentive Plan; Transportation Components, Inc. 1998 Non-Employee Directors' Stock Plan; and Warrants to Purchase 669,894 shares of Transportation Components, Inc. common stock of our report dated May 15, 1998, with respect to the consolidated financial statements of Charles W. Carter Co. - Los Angeles included in the Post-Effective Amendment No. 1 to Transportation Component's Registration Statement (Form S-1 No. 333-50447), filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP

Los Angeles, California
December 2, 1998